Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 24, 2025, with respect to the consolidated financial statements of Rivian Automotive, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Detroit, Michigan

February 24, 2025